UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2018
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

On May 8, 2018, Ligand Pharmaceuticals Incorporated (together with its subsidiaries, “Ligand”) entered into a Commercial Platform License Agreement, with KSQ Therapeutics, Inc. (“KSQ”), pursuant to which KSQ will be able to use Ligand’s full OmniAb platform to discover antibodies. Ligand received an upfront payment and is eligible to receive annual platform access payments, development and regulatory milestone payments and single-digit royalties for each product incorporating an antibody discovered using the OmniAb platform. KSQ will be responsible for all costs related to its antibody development program.
Forward-Looking Statements
This report contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. These include statements regarding Ligand's platform license agreement with KSQ under which Ligand may receive annual platform access payments, milestone payments and royalties. Actual events or results may differ from Ligand’s expectations. For example, there can be no assurances that KSQ will successfully develop or market any antibodies discovered under the license. Additional information concerning these and other important risk factors affecting Ligand can be found in Ligand's public periodic filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: May 10, 2018	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary